Exhibit 10.3

EXECUTION

SECURITIES PURCHASE AGREEMENT

- BY AND AMONG -

ACTION PRODUCTS INTERNATIONAL, INC.

(the “Company”)

AND

THE PERSONS LISTED AS INVESTORS IN EXHIBIT 2.1

(the “Investors”)

AUGUST 25, 2008

i

Article X Miscellaneous		9
10.1	Expenses	9
10.2	Remedies Cumulative	9
10.3	Brokerage	9
10.4	Severability	9
10.5	Parties in Interest	9
10.6	Notices	9
10.7	No Waiver	10
10.8	Amendments and Waivers	10
10.9	Rights of Investors	10
10.10	Survival of Agreements	10
10.11	Entire Understanding	10
10.12	Assignment; No Third-Party Beneficiaries	10
10.13	Time of Essences	11
10.14	Counterparts; Signatures by Facsimile	11

ii

THIS SECURITIES PURCHASE AGREEMENT is dated August 25, 2008, by and among ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation, (the “Company”) and each of the persons listed in Exhibit 2.1 (each and “Investor” and collectively the “Investors”).

WHEREAS, the Company wishes to obtain equity financing and the Investors are willing to purchase, and the Company is willing to sell on the terms contained in this Agreement, Series A Preferred Stock of the Company having the characteristics set forth in the Articles of Amendment attached as Exhibit 1.1.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Definitions. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any specified Person, (a) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (b) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, of the specified Person or a Person described in clause (a) of this paragraph, (c) another Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (d) another Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (e) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative.

“Articles of Amendment” means the Articles of Amendment amending the Company’s Articles of Incorporation establishing the rights, privileges and preferences of the Series A Preferred Stock attached hereto as Exhibit 1.1.

“Articles of Incorporation” means the articles of incorporation of Action Products International, Inc., as originally filed with the Florida Secretary of State together with all amendments thereto.

“Bylaws” means the bylaws of Action Products International, Inc., as amended.

“Closing” and “Closing Date” mean the consummation of the Company’s sale and the Investors’ purchase of the Series A Preferred Stock, and the date on which the same occurs or occurred.

“Common Stock” means the $0.001 par value common stock of the Company.

“Knowledge” shall mean and include (a) actual knowledge of the Person, including, the actual knowledge of any of the officers or directors of the Company and the administrators of any of the facilities operated by the Company or any of its subsidiaries and (b) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the (a) business, assets, liabilities, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, (b) ability of such Person to conduct business in the manner in which such Person currently conducts business, and (c) the ability of such Person to consummate the transactions contemplated hereby.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization.

“Required Majority” means the Investors holding (or, if prior to the Closing, purchasing under this Agreement) 51% or more of the Series A Preferred Stock.

“SEC” means the United States Securities and Exchange Commission.

“Series A Preferred Stock” means the $0.001 par value convertible preferred stock, Series A of Action Products International, Inc. having the characteristics set forth in the Articles of Amendment.

“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

Additional defined terms are found in the body of this Agreement.

1.2 Interpretation. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words “herein,” “hereof,” “hereunder,” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection. Exhibits are incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference.

ARTICLE II

PURCHASE AND SALE TERMS

2.1 Purchase and Sale. Subject to the terms of this Agreement, the Company shall issue and sell to the Investors and each Investor shall purchase from the Company at the Closing the number of shares of Series A Preferred Stock at the aggregate purchase price set forth opposite such Investor’s name in Exhibit 2.1. The obligation of each Investor to purchase is several and not joint.

2.2 Payment. Each of the Investors shall pay the purchase price of the Series A Preferred Stock purchased by it in full at the Closing in readily available funds.

2.3 Transfer Legends and Restrictions. The transfer of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock will be “restricted securities” as such term is defined under Rule 144 of the 1933 Act. Each certificate evidencing the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock, including any certificate issued to any transferee thereof, shall be imprinted with legends in substantially the following form (unless otherwise permitted under this Section or unless the offer and sale of such securities shall have been registered under the 1933 Act and the applicable state securities laws):

“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE OFFER AND SALE OF SUCH SECURITIES UNDER THE 1933 ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors, at and as of the Closing that:

3.1 SEC Documents; Financial Statements. Since January 1, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the 1933 Act and 1934 Act (the “SEC Documents”). The Company has delivered to each Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.2 Misstatements and Omissions. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of the Company to any Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.3 Organization and Authorization. The Company is duly incorporated and validly existing in the jurisdiction of its incorporation and has all requisite corporate power and authority to issue the securities issuable hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Company. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the execution and delivery hereof and acceptance thereof by the Investors, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE IV

COVENANTS OF THE COMPANY

4.1 Listing of Common Stock. The Company shall use its best efforts to maintain the Common Stock’s listing on the NASDAQ Capital Market.

4.2 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) of the 1934 Act, will file in a timely manner all reports and other documents required of it as a reporting company under the 1934 Act and will not take any action or file any document (whether or not permitted by 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said 1934 Act.

4.3 Further Assurances. The Company will cure promptly any defects in the creation and issuance of the Shares, and in the execution and delivery of this Agreement. The Company, at its expense, will promptly execute and deliver promptly to each Investor upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

4.4 Regulation D Filings. The Company will file on a timely basis all notices of sale required to be filed with the SEC pursuant to Regulation D under the 1933 Act with respect to the transactions contemplated by this Agreement and simultaneously furnish copies of each report of sale to each Investor.

4.5 Waiver. Any violation of an affirmative or negative covenant of the Company may be waived prospectively or retrospectively in a given instance by a vote of Required Majority, but such waiver shall operate only with respect to the particular violation specified in the waiver.

4.6 Termination of Covenants. The covenants of the Company contained in this Article IV shall terminate, and be of no further force or effect, when less than 250,000 shares of Series A Preferred Stock are outstanding.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors represents and warrants, as to itself only, to the Company, at and as of the Closing that:

5.1 Power and Authority. Such Investor has full power and authority and, if not an individual, has taken all required corporate (or trust or partnership, as the case may be) and other action necessary to permit it to execute and deliver this Agreement, and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments.

5.2 Purchase for Investment. Such Investor is purchasing the Series A Preferred Stock and any Common Stock into which such Series A Preferred Stock may be converted for investment, for its own account and not with a view to distribution thereof. Such Investor understands that the Series A Preferred Stock and any Common Stock received upon conversion of the Series A Preferred Stock must be held indefinitely unless it is registered under the 1933 Act or an exemption from such registration becomes available.

5.3 Financial Matters. Such Investor represents and warrants to the Company that it understands that the purchase of the Series A Preferred Stock and any Common Stock received upon conversion of the Series A Preferred Stock involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Series A Preferred Stock and any Common Stock received upon conversion of the Series A Preferred Stock for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such investment in the Series A Preferred Stock. In addition, by virtue of its expertise, the advice available to it and previous investment experience, such Investor has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. Such Investor represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

5.4 Investigation. During the negotiation of the transactions contemplated herein, the Investor and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company’s officers and employees concerning the Company’s business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

5.5 Brokers. Such Investor has dealt with no broker, finder, commission agent, or other similar person in connection with the offer or sale of the Series A Preferred Stock and the transactions contemplated by this Agreement, and is under no obligation to pay any broker’s fee, finder’s fee, or commission in connection with such transactions.

5.6 Organization and Authorization. Such Investor, if an entity, is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of such Investor. Such Investor has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms.

5.7 Evaluation of Risks. Such Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

ARTICLE VI

COVENANTS OF EACH INVESTOR

6.1 Regulation FD Confidentiality. Each Investor and its advisors and representatives who receive material nonpublic information acknowledge and agree that the Company is specifically relying upon Rule 100(b)(2)(ii) of Regulation FD in providing such information to such Investor or its advisors or representatives and that the Investor, on behalf of itself and its advisors and representatives, will not use such information in violation of United States securities laws, purchase or sell any of the Company’s securities, and keep such information in confidence, until such time as the Company makes public such material nonpublic information in accordance with the United States securities laws.

6.2 No Legal Advice From the Company. Each Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Each Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

6.3 Investment Purpose. The securities are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. Each Investor agrees not to sell, hypothecate or otherwise transfer such Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

ARTICLE VII

THE CLOSING AND CLOSING CONDITIONS

7.1 The Closing. The purchase and sale of the Series A Preferred Stock shall take place at the Closing to be held at the offices of Tarter Krinsky & Drogin LLP, New York, New York. The Closing shall occur as soon as practicable upon satisfaction or waiver of each of the closing conditions set forth in Section 7.2 herein.

7.2 Closing Conditions. The obligation of each Investor to purchase the Series A Preferred Stock at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing:

(a) Issuance of Series A Preferred Stock. The Company shall have duly issued and delivered certificates to each of the Investors for the number shares of the Series A Preferred Stock purchased by such Investor as provided in Exhibit 2.1.

(b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any representations and warranties of the Company specifically apply to conditions existing at a particular date), and the Company shall have certified to such effect to the Investors in writing.

(c) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Investors in writing.

(d) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Investors and their counsel, and the Investors and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Investment by Other Investors. On the Closing Date, concurrently with the purchase by such Investor, each other Investor shall have purchased and paid for the Preferred Series A Preferred Stock being purchased by it hereunder.

(f) Acquisition. The Company shall have completed, on or before the Closing, the acquisition of 100% of the issued and outstanding equity interest of B.E. OVERSEAS INVESTMENT GROUP, LLC, a Florida limited liability company, pursuant to that Membership Interest Purchase Agreement in substantially the form of which is annexed hereto as Exhibit 7.2.

(g) Supporting Documents. On or prior to the Closing Date the Investors and their counsel shall have received copies of the following supporting documents:

(i) a copy of the Articles of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Florida;

(ii) a certificate of good standing certified by the Secretary of State of the State of Florida; and

(iii) a certificate of the Secretary of the Company, dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance, sale, and delivery of the Series A Preferred Stock, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Articles of Incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificate or certificates representing the Series A Preferred Stock and any certificate or instrument furnished pursuant hereto.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of the Required Majority and the Company; or

(b) by the Company if an aggregate of at least $500,000 is not received by Tarter Krinsky & Drogin LLP by September 22, 2008 for the Closing of the purchase of the Series A Preferred Stock.

8.2 Effect of Termination. Except for the obligations of Section 6.1 hereof, if this Agreement shall be terminated pursuant to Section 8.1, all obligations, representations and warranties of the parties hereto under the Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to another party.

ARTICLE IX

CHOICE OF LAW; VENUE

9.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

9.2 Venue of Disputes. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein, the parties to this Agreement hereby:

(a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City, County and State of New York, whether a state or federal court;

(b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in and located in the City, County, and State of New York;

(c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum.

9.3 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. The Company and the Investors will each bear their own expenses, including legal fees, in connection with this Agreement.

10.2 Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

10.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

10.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.5 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

10.6 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent by certified mail, return receipt requested, to the recipient at its address set forth in Exhibit 2.1 or such other address as such party may from time to time designate in writing.

10.7 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

10.8 Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by a Required Majority. Each Investor acknowledges that by the operation of this Section, the holders of fifty-one percent 51% of the outstanding Series A Preferred Stock will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

10.9 Rights of Investors. Each holder of Series A Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Series A Preferred Stock, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Series A Preferred Stock with respect to exercising or refraining from exercising any such right or rights.

10.10 Survival of Agreements. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Investors in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Closing, and any investigation at any time made by or on behalf of any Investor. Notwithstanding the preceding sentence, however, all such representations (other than intentional misrepresentations) and warranties, but no such agreements, shall expire three years after the date of this Agreement.

10.11 Entire Understanding. This Agreement expresses the entire understanding of the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement.

10.12 Assignment; No Third-Party Beneficiaries. This Agreement and the rights hereunder shall not be assignable or transferable by the Investors or the Company except in the case of an Investor, in accordance with the restrictions on transfer set out in this Agreement, or in the case of the Company by operation of law in connection with a merger, consolidation or sale of substantially all the assets of the Company without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The assignment by any Investor on a nonexclusive basis of any rights under this Agreement to any such transferee shall not affect or diminish the rights or obligations of such

Investor under this Agreement and in no event shall any assignment relieve any Investor of its obligations hereunder. Except as provided in this Section, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

10.13 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.14 Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

The Company:

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer

[Signatures continue on following page]

SIGNATURE TO SECURITIES PURCHASE AGREEMENT:

The Investors:

Sizer Capital Partners LP

By:	/s/ CRAIG SIZER

Name:	Craig Sizer

Title:	Managing Partner

Address:	2500 Citywest Blvd #300

Houston, TX 77048

FEIN:

EXHIBIT 1.1

ARTICLES OF AMENDMENT

ATTACHMENT TO ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ACTION PRODUCTS INTERNATIONAL, INC.

C. SERIES A PREFERRED STOCK. Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, and pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, said Board of Directors, [pursuant to a meeting held on] [pursuant to unanimous written consent dated] August     , 2008, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series A Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series of Preferred Stock and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Determination. The series of Preferred Stock is hereby designated Series A Preferred Stock (the “Series A Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000) shares of such series.

(c) Dividends. The holders of the Series A Preferred Stock shall be entitled to receive dividends, if and when declared by the Board of Directors for distribution to its holders of Common Stock, which shall be distributed ratably among the holders of the Series A Preferred Stock, such other series of Preferred Stock as are constituted as similarly participating, and the Common Stock, with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series A Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

(d) Liquidation Preference. After the payment of all preferential amounts required to be paid to the holders of any class or series of stock ranking senior to the Series A Preferred Stock in respect of liquidation that may be authorized from time to time, (the “Senior Liquidation Stock”), upon the dissolution, liquidation, or winding up of the Corporation, all of the remaining assets and funds of the Corporation available for distribution to its holders of Common Stock shall be distributed ratably among the holders of the Series A Preferred Stock, such other series of Preferred Stock as are constituted as similarly participating, and the

Common Stock, with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Series A Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

(e) Voting Rights. Except as otherwise required by law, the holder of shares of Series A Preferred Stock shall not have the right to vote on matters that come before the shareholders.

(f) Conversion Rights. Subject to and in compliance with the provisions of this paragraph (f), the holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(i) Right to Convert.

(A) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) (the “Conversion Rate”) fully paid and nonassessable share of Common Stock. Such Conversion Rate shall be subject to adjustment as provided herein.

(B) In no event, at any time that the Corporation has any class of its securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), shall a holder of shares of Series A Preferred Stock be entitled to convert any shares of Series A Preferred Stock in excess of that number upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by such holder (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted shares of Series A Preferred Stock owned by the holder and the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on exercise or conversion analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock with respect to which the determination described herein is being made, would result in the beneficial ownership by such holder of more than 9.99% of the outstanding shares of Common Stock of the Corporation. For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in the parenthetical of clause (i) of the preceding sentence. Such holder may waive the limitations provisions of this paragraph upon not less than 61 days’ prior notice to the Corporation, and the provisions of this paragraph shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No conversion in violation of this paragraph, but otherwise in accordance herewith, shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable.

(ii) Mechanics of Conversion. In order to convert shares of Series A Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, but not later than five (5) business days after the Conversion Time, issue and deliver at such office to such holder, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

(iii) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(iv) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the date this Certificate was filed with the Florida Secretary of State (the “Original Issue Date”), effect a subdivision of the outstanding Common Stock, the Conversion Rate in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (f)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(vi) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(vii) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) business days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(viii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up to the nearest whole number.

(ix) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Five Hundred Thousand (500,000) shares of Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(x) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series A Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xi) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

(xii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph (f), the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) business days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, as promptly as reasonably practicable after the written request at any time by any holder of Series A Preferred Stock (but in any event not later than ten (10) business days thereafter), furnish or cause to be furnished to such holder a similar certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Rate then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

(g) No Re-issuance of Preferred Stock. Any shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series A Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any amendment thereto creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(h) Severability. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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EXHIBIT 2.1

INVESTORS:

Investor’s Name and Address	Shares of Series A Preferred Stock	Purchase Price
Sizer Capital Partners LP	500,000	$500,000
2500 Citywest Blvd. #300 Houston TX 77048

COMPANY:

Action Products International, Inc.

Attn: Ronald S. Kaplan, President

1101 N. Keller Road, Suite E

Orlando, Florida 32810

EXHIBIT 7.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

B.E. OVERSEAS INVESTMENT GROUP, LLC

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